                                                              EXHIBIT 10.2


                        DEVELOPMENT AND LICENSE AGREEMENT


         THIS DEVELOPMENT AND LICENSE AGREEMENT is made and entered into as of June 16, 1996, by and between BAY NETWORKS, INC., a corporation existing under the laws of Delaware, which has offices at 4401 Great America Parkway, Santa Clara, California 95052 ("Licensor"), and PENRIL DATACOMM NETWORKS, INC., a corporation existing under the laws of Delaware, which has offices at 1300 Quince Orchard Boulevard, Gaithersburg, Maryland 20878, on behalf of Access Beyond, Inc., a company in formation ("Licensee").

         WHEREAS, Licensor is engaged, among other things, in designing and developing digital modem cards;

         WHEREAS, Licensor is willing to develop a certain digital modem card for Licensee and Licensee desires to obtain from Licensor a license for commercialization of such digital modem card.

         NOW, THEREFORE, in consideration of the premises and mutual promises, terms and conditions hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties do hereby agree as follows:

1.       DEFINITIONS.

         As used herein, the following terms shall have the following definitions.

         1.1 AFFILIATES. "Affiliates" of a party hereto shall mean (i) companies the majority of whose voting shares are now or hereafter owned or controlled directly or indirectly by such party; (ii) companies which now or hereafter own or control directly or indirectly a majority of the voting shares of such party; and (iii) companies a majority of whose voting shares are now or hereafter owned or controlled directly or indirectly by any company mentioned in (i) or (ii) of this definition. A company shall be considered an "Affiliate" for only so long as such ownership or control exists. For the purposes of this definition, partnerships or similar entities where a majority-in-interest of its partners or owners are a party hereto and/or Affiliates of such party shall also be deemed to be Affiliates of such party.

         1.2 CONFIDENTIAL INFORMATION. "Confidential Information" shall mean that part of the Technical Information, whether written or oral, which is (i) not publicly known and (ii) annotated as "confidential" or "proprietary." Any information which is not annotated as "confidential" or "proprietary" shall be deemed to be in the public domain. In addition, "Confidential Information" shall include information disclosed by either party to the other party in accordance with Section 3.5 (Modifications and/or Improvements of Products) hereof.

         1.3 DEVELOPMENT PLAN. "Development Plan" means the Plan and Schedule of Development attached hereto as EXHIBIT A.

         1.4 EFFECTIVE DATE. "Effective Date" shall mean the date of acceptance of prototypes as defined in EXHIBIT A.

         1.5 LICENSED TECHNOLOGY. "Licensed Technology" shall mean the Rights, Products and Technical Information.

         1.6 PRODUCT. "Product" shall mean the digital modem card and any and all products, software, equipment, components, parts, tools and test equipment listed in EXHIBIT B attached hereto.

         1.7 PROJECT. "Project" shall mean the services, advice and assistance provided by Licensor to Licensee pursuant to the Development Plan.

         1.8 RIGHTS. "Rights" shall mean:

             (a) the patents and patent applications listed on EXHIBIT C-1 attached hereto, and any and all continuations, divisions, reissues, extensions and other filings that Licensor may file with the U.S. Patent and Trademark Office with respect to such patents and patent applications described in this
Section 1.8 above (and corresponding applications and patents in countries and jurisdictions other than the United States);

             (b) the copyrights listed as EXHIBIT C-2 attached hereto;

             (c) the mask work rights listed on EXHIBIT C-3 attached hereto; and

             (d) any and all patents, patent applications, copyrights, mask work rights and other intellectual property rights with respect to any inventions pertaining to the Licensed Technology, which patents, patent applications, copyrights, mask work rights and other rights (i) are granted or to be granted to Licensor (either directly or through its Affiliates, successors, assigns, agents or employees) (ii) with respect to which Licensor (either directly or through its Affiliates, successors, assigns, agents or employees) shall have the right to grant licenses, sublicenses and rights of the type described in Article 3 below; and PROVIDED, HOWEVER, that with respect to this Section 1.8 if any patents, copyrights, mask work rights or other intellectual property rights have been or are in the future issued, granted or registered to Licensor (either directly or through its Affiliates, successors, assigns, agents or employees) by or with any government based on or as embodied in any Product or any part of the Technical Information, such patents, copyrights, mask work rights and other rights shall be deemed included in this definition.

         1.9 TECHNICAL INFORMATION. "Technical Information" shall mean all trade secrets, know-how, computer programs (including copyrights in said software), knowledge, technology, means, methods, processes, practices, formulas, techniques, procedures, technical assistance, designs, drawings, apparatus, written and oral rectifications of data, specifications, assembly procedures, schematics and other valuable information of whatever nature, whether confidential or not, and whether proprietary or not, which is now in (or, subject to Section 3.5(b) below, hereafter during the term of this Agreement comes into) the possession of Licensor and which is relevant to the manufacture, assembly, sale, distribution, use, installation, servicing or testing of any Product.

2.       THE PROJECT.

         2.1 DEVELOPMENT. Under the terms and conditions hereinafter set forth, Licensor agrees to undertake the Project. Licensor shall undertake the Project as a high priority, by which it is understood that Licensor will use reasonable efforts to cause the Project to be completed as provided in Exhibit A.

         2.2. REPORTS. Licensor shall keep Licensee informed of the progress of the Project by sending Licensee at least one progress report per month in which are specified accomplishments of the preceding month and plans for the following month, weekly telephone conference calls and other engineering interactions.

         2.3 PROJECT MANAGERS. Licensor and Licensee each shall designate a Project Manager under the Development Plan. Either party may change its Project Manager upon written notice to the other party. Licensor's and Licensee's respective Project Managers shall be the principal contacts between Licensor and Licensee for all purposes of this Agreement.

         2.4 COOPERATION AND ACCESS. Licensee agrees to cooperate with Licensor to the extent necessary for Licensor to perform services hereunder. Such cooperation shall include, but not be limited to, providing Licensor with all necessary information and, to the extent required in connection with performance of the Project, free and full access to, and use of, Licensee's premises and equipment during normal business hours. If needed, Licensee shall also provide Licensor with free and full access during normal business hours to such Licensee personnel as Licensee's Project Manager shall, from time to time, designate.

         2.5. DELIVERABLES. Upon completion of the Project, Licensor shall deliver five prototypes of the Product to Licensee, all as set forth in more detail in the Development Plan together with all drawings, plans and other material necessary to allow Licensee to manufacture Products and to enjoy its other rights granted hereunder.

3.       GRANT OF RIGHTS AND LICENSES.

         Subject to all of the terms and conditions set forth in this Agreement:

         3.1 USE OF RIGHTS. Licensor hereby grants to Licensee and its Affiliates a nonexclusive, worldwide, right and license to practice the Rights in order to make, use, market, sell and distribute the Products. This right and license includes, without limitation, the rights: (a) to use and duplicate all of Licensor's binary software included or to be included in the Products; (b) to manufacture and/or to cause third parties to manufacture Products; (c) to maintain the Products; and (d)(i) to practice the methods and processes involved in the use of the Products; (ii) to make and have made, to use and have used, and to maintain machines, tools, instrumentalities and materials; and (iii) to use and have used methods and processes, insofar as such machines, tools, instrumentalities, materials, methods and processes are involved in or incidental to the development, manufacture, sale, marketing, distribution, installation, testing or repair of the Products.

         3.2 USE OF TECHNICAL INFORMATION. Licensor grants to Licensee and its Affiliates a nonexclusive, worldwide, right to use the Technical Information in connection with Licensee's exercise of its rights and licenses granted hereunder.

         3.3 RIGHT TO SUBLICENSE OR ASSIGN. Licensee shall have the right to sublicense or assign any of the rights or licenses granted hereunder in connection with the manufacture and wholesale and retail sale solely by Licensee of the Products.

         3.4 SOFTWARE AND COMPUTER PROGRAMS IN RIGHTS, TECHNICAL INFORMATION OR PRODUCTS.

            (a) Licensor and Licensee agree that any and all software and other computer programs included in the Rights, or the Technical Information or the Products are being licensed by Licensor to Licensee in machine readable object code form on a nonexclusive basis as set forth in Sections 3.1 (Use of Rights) and 3.2 (Use of Technical Information) above, and are not being sold by Licensor or purchased by Licensee. Licensor shall retain title to all of such software and computer programs. Licensee shall have the right to sublicense to third parties any rights or licenses to use individual copies of such software in the operation of the Products.

            (b) Licensee agrees not to remove any of Licensor's copyright and proprietary notices which appear on or in any software or computer programs.

         3.5 MODIFICATIONS AND/OR IMPROVEMENTS OF PRODUCTS.

            (a) Licensee shall have the right to modify and improve the Products and to apply each such modification or improvement to the Products, without payment to or the consent of the Licensor. Any such modification or improvement shall be the property of Licensee.

            (b) Licensor agrees to provide Licensee with modifications and enhancements ("Enhancements") to the Licensed Technology on the following conditions:

                 (i) (A) Any such Enhancements shall be limited to ITU approved changes to existing modem/fax related standards or ITU approved new standards related to modem/fax devices, (B) Licensor has determined to implement such changes or new standards and (C) such changes or new standards are supported by the hardware architecture incorporated in Licensor's modem products as of the date of this Agreement; and

                 (ii) Licensee shall have no right to any Enhancement that is not an ITU standard.

         Licensor agrees to keep Licensee informed as to Licensor's intentions with respect to support for the Enhancements described above. In connection with any Enhancement which is implemented by Licensor, Licensor shall provide Licensee with updated binary software images of the modem capability to be used in the Product.

         3.6 ACQUISITION TRANSACTION. In the event of the sale of all or substantially all assets of Licensee, any single transaction or a series of transactions of more than 50% of the capital stock of Licensee, or any merger, consolidation or reorganization in which Licensee shall not be the surviving corporation (an "Acquisition Transaction") Licensee shall be prohibited from developing, manufacturing, marketing or otherwise using any new modem hardware design which utilizes Licensors binary modem technology, except that minor changes which may be required from time to time in Licensee's Products as they existed at the time of such Acquisition Transaction shall not constitute new modem hardware designs. The provisions of this Section 3.6 shall not be effective until after the assignment by Nomad, Inc. to Access Beyond, Inc. of all rights as Licensee hereunder pursuant to Section 10.1 hereof.

4.       OBLIGATIONS OF LICENSOR.

         4.1 TRAINING AND TECHNICAL ASSISTANCE. To assist Licensee in exercising its rights hereunder, Licensor agrees to provide appropriate training and technical assistance to Licensee, its employees and its permitted sublicensees, so that Licensee will be able to practice the Patents and use the Licensed Technology to its full potential. Such training and assistance shall be rendered by Licensor at no expense to Licensee; PROVIDED, HOWEVER, that Licensor shall not devote more than 80 man-hours during the term of this Agreement in rendering such training and technical assistance to Licensee. The parties hereto shall from time to time determine whether particular training and assistance shall be rendered at Licensor's facilities or at Licensee's facilities. Travel costs, lodging and all related expenses incurred by one party in connection with sending its employees or permitted sublicensees to the other party's location shall be paid in full by the party sending such individuals.

         4.2 INQUIRIES. Licensor shall, at no additional cost to Licensee, answer all reasonable telephonic and written inquiries from Licensee directly concerning the manufacture, assembly, installation, testing, use and servicing of the Products.

         4.3 AB COMPATIBLE TECHNOLOGY. Licensor acknowledges and agrees that during the term of this Agreement and at all times thereafter, it will not, and will not authorize any third party, to develop, manufacture or market Licensee's AB compatible cards.

5.       COMPENSATION PAYABLE TO LICENSOR.

         5.1 DEVELOPMENT FEE.

             On the Effective Date, Licensee shall pay Licensor a Development Fee of $100,000 (the "Development Fee") in immediately available funds.

         5.2 ROYALTIES. In addition to the Development Fee, Licensee agrees to pay Licensor for the Rights granted with respect to the Licensed Technology and for the services to be rendered pursuant to Sections 2 and 4, a royalty in the amount of $5.00 per modem/per Product for each and every digital modem on Products manufactured and sold, leased, licensed or otherwise transferred for value by or on behalf of Licensee or any Affiliate of Licensee or any of their respective permitted sublicensees or assigns.

         5.3 REPORTS; PAYMENT. Licensee shall deliver to Licensor no later than forty five (45) days after the end of each calendar quarter during the term of this Agreement, a written report describing: (i) the number of Products sold, licensed, leased or otherwise transferred in accordance with Section 5.2 above during such calendar quarter, and (ii) the amount of the royalty payable to Licensor for such calendar quarter. Each report shall be accompanied by payment of the amount of royalties payable under Section 5.2 with respect to such calendar quarter. All payments shall be made in U.S. dollars. No part of any amount payable to Licensor hereunder may be reduced due to any counterclaim, set-off, adjustment or other right which Licensee might have against Licensor, any other party or otherwise. Notwithstanding the foregoing, if Licensee issues a credit for any returned Product, then no 5.2 royalty shall be payable in respect thereof and if a royalty was previously paid, then Licensee shall be entitled to an equal credit against the next royalty payment.

         5.4 LICENSEE'S BOOKS AND RECORDS. Licensee agrees to make and keep full and accurate books and records in sufficient detail to enable royalties payable hereunder to be determined.

         5.5 LICENSOR'S RIGHT TO AUDIT. Licensor and its certified public accountants and other auditors shall have full access during normal business hours and on reasonable notice to the books and records of Licensee pertaining to activities under this Agreement and shall have the right to make copies therefrom. Prompt adjustment shall be made by the proper party to compensate for any errors or omissions disclosed by such audit. The cost of any such audit shall be borne by Licensor unless such audit reveals a discrepancy of more than 10% with respect to any calendar quarter in the amount of royalties paid to Licensor and the amount shown by such audit to be due, in which event the cost of such audit shall be borne by Licensee.

         5.6 AUDIT INFORMATION CONFIDENTIAL. Licensor agrees to hold confidential all information learned in the course of any examination of Licensee's books and records hereunder, except when it is necessary for Licensor to reveal such information in order to enforce its rights under this Agreement in court, or similar dispute resolution or enforcement proceeding or action, or except when compelled by law.

6.       WARRANTY.

         6.1 GENERAL. Licensor warrants solely to Licensee that the Products, when manufactured by Licensee as directed by Licensor shall perform in accordance with the specifications set forth in Exhibits A and B and be free from significant protocol and operational errors, when given normal, proper and intended usage, for one year from the Effective Date. Licensor does not warrant that the operation of the Products will be uninterrupted or error-free.

         6.2 WARRANTY PROCEDURES. Licensee shall notify Licensor of any Products which it believes do not conform with the warranty set forth in Section 6.1. Licensor shall promptly take such action as is appropriate to correct such nonconformance in accordance with industry standards and customs, including without limitation, response times based upon the severity of the nonconformance. Upon correction, Licensor shall promptly provide to Licensee corrected software or hardware together with appropriate hardware documentation sufficient to allow Licensee to correctly manufacture future Products.

         6.3 LIMITATION. THE PROVISIONS OF THE FOREGOING WARRANTIES ARE IN LIEU OF ANY OTHER WARRANTY, WHETHER EXPRESS OR IMPLIED, WRITTEN OR ORAL (INCLUDING ANY WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE). LICENSOR'S LIABILITY ARISING OUT OF THIS AGREEMENT, THE LICENSE OF THE LICENSED TECHNOLOGY OR THE MANUFACTURE, LICENSING, SALE OR SUPPLYING OF THE PRODUCTS OR THEIR USE OR DISPOSITION, WHETHER BASED UPON WARRANTY, CONTRACT, TORT OR OTHERWISE, SHALL NOT EXCEED THE AMOUNT OF THE DEVELOPMENT FEE PLUS ROYALTIES PAID. IN NO EVENT SHALL LICENSOR BE LIABLE TO LICENSEE OR ANY OTHER PERSON OR ENTITY FOR SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES (INCLUDING, BUT NOT LIMITED TO, LOSS OF PROFITS, LOSS OF DATA OR LOSS OF USE DAMAGES) ARISING OUT OF THIS AGREEMENT, THE LICENSE OF THE LICENSED TECHNOLOGY OR THE MANUFACTURE, LICENSING, SALE OR SUPPLYING OF THE PRODUCTS. THE FOREGOING WARRANTY EXTENDS TO LICENSEE ONLY AND SHALL NOT BE APPLICABLE TO ANY OTHER PERSON OR ENTITY INCLUDING, WITHOUT LIMITATION, CUSTOMERS OF LICENSEE.

         6.4 SERVICE AGREEMENT. Licensor shall continue to be bound by the above provisions of this Article 6 (subject to the foregoing procedures and limitations) for successive one-year periods, provided that Licensee pays, within thirty (30) days of receipt of invoice, a $25,000 annual warranty extension fee.

7.       PROPRIETARY RIGHTS.

         Licensor is and shall remain the owner of the Licensed Technology. Without the prior written consent of Licensor, Licensee shall not alter any copyright, trade secret, patent, proprietary and/or other legal notices contained on or in any Product or on documentation or other tangible manifestation of the Licensed Technology.

8.       CONFIDENTIAL INFORMATION.

         8.1 CONFIDENTIALITY MAINTAINED. Each party agrees that the other party hereto has a proprietary interest in its Confidential Information. During the term of this Agreement and for a period of three years thereafter, all disclosures of Confidential Information to the receiving party, its agents and employees shall be held in strict confidence by such receiving party, its agents and employees, and such receiving party shall disclose the Confidential Information only to those of its agents and employees to whom it is necessary in order properly to carry out their duties as limited by the terms and conditions hereof. During the term of this Agreement and for a period of three years thereafter the receiving party shall not use the Confidential Information except for the purposes of exercising its rights and carrying out its duties hereunder. The provisions of this Section 8.1 shall also apply to any consultants or subcontractors during the term of this Agreement and for three years thereafter that the receiving party may engage in connection with its obligations under this Agreement. Before providing Confidential Information to any such consultant or subcontractor, the receiving party shall obtain a signed undertaking whereby such consultant or subcontractor agrees to be bound by and comply with terms substantially equivalent to and to the same effect as this Article 8.

         8.2 LIABILITY FOR DISCLOSURE. Notwithstanding anything contained in this Agreement to the contrary, neither party shall be liable for a disclosure of the other party's Confidential Information if the information so disclosed:

             (a) was in the public domain at the time it was disclosed by the disclosing party to the receiving party; or

             (b) was known to or contained in the records of the receiving party from a source other than the disclosing party at the time of disclosure by the disclosing party to the receiving party and can be so demonstrated; or

             (c) was independently developed by the receiving party and is so demonstrated promptly upon receipt of the documentation and technology by the receiving party; or

             (d) becomes known to the receiving party from a source other than the disclosing party without breach of this Agreement by the receiving party and can be so demonstrated; or

             (e) if in writing, was not identified as Confidential Information in accordance with Section 1.2 (Definition of Confidential Information) hereof; or

             (f) must be disclosed pursuant to a contract or subcontract with a governmental agency in order to obtain/retain a procurement contract; or

             (g) was disclosed pursuant to court order or as otherwise compelled by law.

9.       TERMINATION OR EXPIRATION.

         9.1 TERMINATION. This Agreement shall continue until terminated by either party as a result of a breach by the other party of any material agreement or covenant contained herein which is not cured with thirty (30) days following written notice thereof. If such termination is by Licensee, then such termination shall not affect Licensee's rights to continue to use the rights and licenses granted herein and such continuation shall not adversely affect Licensee's right to recover damages resulting from such breach. If such termination is by Licensor, then Licensor's right to recover all royalties properly due to Licensor shall not be adversely affected thereby.

         9.2 SURVIVAL. The obligations of the parties pursuant to Article 8 and
Section 4.3 of this Agreement shall survive any termination or expiration of this Agreement.

10.      MISCELLANEOUS.

         10.1 ASSIGNMENTS. This Agreement shall be binding upon, and inure to the benefit of, Licensor and Licensee and their respective successors and permitted assigns. Neither party may assign rights or obligations except as permitted by Section 3.3. Notwithstanding anything to the contrary contained herein, the parties agree that at such time after the formation of Access Beyond, Inc. as Licensee determines, all rights and obligations as Licensee hereunder shall be transferred to Access Beyond, Inc., without any further action by Licensor.

         10.2 GOVERNING LAW. This Agreement shall be governed, interpreted and construed in accordance with the laws of the Commonwealth of Massachusetts applicable to agreements made and to be fully performed therein.

         10.3 WAIVER. A waiver of any breach of any provision of this Agreement shall not be construed as a continuing waiver of other breaches of the same or other provisions of this Agreement.

         10.4 RELATIONSHIP OF THE PARTIES. The parties hereto are independent contractors. Nothing herein contained shall be deemed to create a joint venture, agency or partnership relationship between the parties hereto. Neither party shall have any power to enter into any contracts or commitments in the name of, or on behalf of, the other party, or to bind the other party in any respect whatsoever.

         10.5 NOTICES. All notices, requests, demands, claims and other communications hereunder shall be in writing. Any notice, request, demand, claim or other communication hereunder shall be deemed duly delivered two business days after it is sent by registered or certified mail, return receipt requested, postage prepaid, or one business day after it is sent via a reputable nationwide overnight courier service, in each case to the intended recipient as set forth below:


         IF TO THE LICENSOR:               COPY TO:

Bay Networks, Inc.                              Bay Networks, Inc.
4401 Great America Parkway                      4401 Great America Parkway
Santa Clara, California 95052                   Santa Clara, California 95052
Attn.:  President                               Attn.:  Montgomery Kersten, Esq.
Telecopier:  (408) 764-1799                     Telecopier:  (408) 764-1991


         IF TO THE LICENSEE:               COPY TO:

Penril Datacomm Networks, Inc.                  Benesch, Friedlander, Coplan &
1300 Quince Orchard Boulevard                     Aronoff, P.L.L.
Gaithersburg, Maryland 20878                    2300 BP America Building
Attn.:  Chairman                                200 Public Square
Telecopier:  (301) 921-9149                     Cleveland, Ohio 44114-2378
                                                Attn.:  Irv Berliner, Esq.
                                                Telecopier:  (216) 363-4588



Any party may give any notice, request, demand, claim or other communication hereunder using any other means (including personal delivery, expedited courier, messenger service, telecopy, telex, ordinary mail or electronic mail), but no such notice, request, demand, claim or other communication shall be deemed to have been duly given unless and until it actually is received by the party for whom it is intended. Any party may change the address to which notices, requests, demands, claims and other communications hereunder are to be delivered by giving the other party notice in the manner set forth in this Agreement.

         10.6 ENTIRE UNDERSTANDING. This Agreement embodies the entire understanding between the parties relating to the subject matter hereof and there are no prior representations, warranties or agreements between the parties, whether written or oral, not contained in this Agreement.

         10.7 INVALIDITY. If any provision of this Agreement is declared invalid or unenforceable by a court having competent jurisdiction, it is mutually agreed that this Agreement shall endure except for the part declared invalid or unenforceable by order of such court. The parties shall consult and use their best efforts to agree upon a valid and enforceable provision which shall be a reasonable substitute for such invalid or unenforceable provision in light of the intent of this Agreement.

         10.8 FORCE MAJEURE. In the event that either party is prevented from performing, or is unable to perform, any of its obligations under this Agreement due to any act of God, fire, casualty, flood, war, strike, lock out, failure of public utilities, injunction or any act, exercise, assertion or requirement of governmental authority, epidemic, destruction of production facilities, insurrection, inability to procure materials, labor, equipment, transportation or energy sufficient to meet manufacturing needs, or any other cause beyond the reasonable control of the party invoking this provision, and if such party shall have used its best efforts to avoid such occurrence and minimize its duration and has given prompt written notice to the other party, then the affected party's performance shall be excused and the time for performance shall be extended for the period of delay or inability to perform due to such occurrence.

         10.9 AMENDMENTS. Any amendment or modification of any provision of this Agreement must be in writing, dated and signed by both parties hereto.

         10.10 FEES PAYABLE. Licensor and Licensee acknowledge that there are no broker's commissions, finder's fees or other amounts payable with regard to this transaction, and Licensor and Licensee agree to indemnify and hold the other harmless from and against all liabilities, claims, demands, damages or costs of any kind arising from or connected with any broker's or finder's commission, fee or other amount claimed to be due any person arising from the indemnitor's conduct with respect to this Agreement and the transactions contemplated herein.

         10.11 COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         10.12 EXHIBITS. All exhibits referred to in this Agreement are attached hereto and incorporated herein by this reference.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be created on the day and year first above written.

                                            BAY NETWORKS, INC., as
                                              Licensor


                                            By /s/
                                              -------------------------------
                                              Name:
                                              Title:






                                            PENRIL DATACOMM NETWORKS, INC., as
                                              Licensee


                                            By /s/
                                              -------------------------------
                                              Name:
                                              Title:

EXHIBITS
--------

A         DEVELOPMENT PLAN
B                 PRODUCTS
C-1               PATENTS AND PATENT APPLICATIONS
C-2               COPYRIGHTS
C-3               MASK WORK RIGHTS

                                    EXHIBIT A
                                Development Plan
--------------------------------

The 24 Digital Modem card, defined in EXHIBIT B, shall be developed by Licensor as a high priority project progressing at no less speed than the speed with which Licensor executes its own digital modem development project(s).

Licensor agrees to deliver five (5) hardware prototypes of the 24 Digital Modem Card to Licensee. To the extent that the hardware for such card is completed prior to the availability of fully functioning digital modem software, and assuming that limited function software is available at that time, Licensor shall deliver such prototypes to Licensee with limited function software at such earliest time so as to allow Licensee to complete dependent related work within its own products. From time to time, Licensor shall supply Licensee with updated software that adds further functionality until the full required functionality has been achieved.

From delivery by Licensor of the required prototypes to Licensee together with fully functioning software, Licensee shall have thirty (30) days to accept such prototypes (the "Acceptance Period"). Any nonconformances discovered by Licensee during the Acceptance Period shall be reported to Licensor for verification and appropriate action will be taken promptly, during which time the Acceptance Period shall be extended.

Mark Silverman is hereby designated the Project Manager for Licensee.

                                    EXHIBIT B
                                    ---------
                                    PRODUCTS
------------------------------------

Licensor will develop for Licensee a 24 Digital Modem Card compatible with and capable of operating together within Licensee's AB product family. Such modem architecture shall be compatible with and deliver the functions and capabilities contained within Licensor's Digital Modem Developer's kit, which is attached herein as part of this EXHIBIT B. Licensor shall deliver to Licensee prototype cards as defined in Exhibit A demonstrating partial and subsequently full conformance to such functionality when used with Access Beyond, Inc.'s equipment.

The hardware design of the card will be implemented so as to allow Licensee, independently from Licensor, to subsequently design and manufacture hardware variations of the card based on Licensor's initial design that utilize differing numbers of modems per card. The software utilized on the card will automatically sense the number of modems available and adjust appropriately, minimizing support work for Licensor and manufacturing complexity for Licensee.

Licensor has advised Licensee that it believes that 24 digital modems will fit on one of Licensee's AB cards based on development strategies that Licensor expects to develop and utilize. If it is subsequently determined, factoring in the projected cost per modem and/or time to market considerations of the proposed implementation strategy, that such high density card implementation is not feasible or is too costly to Licensee then Licensee may alter the specification and request that Licensor instead implement a 16 digital modem card in place of the 24 digital modem card.

                              EXHIBIT C-1, C-2, C-3
                              ---------------------

                       C1: PATENTS AND PATENT APPLICATIONS


None

                              C2: COPYRIGHT RIGHTS

None

                              C3: MASK WORK RIGHTS

None